Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-137707 on Form S-8 of our reports dated March 9, 2012, relating to the consolidated financial statements of Pendrell Corporation and subsidiaries and the effectiveness of Pendrell Corporation’s internal control over financial reporting, incorporated by reference in the Annual Report on Form 10-K of Pendrell Corporation for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Seattle, Washington

November 15, 2012